UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2021

FIRST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 0-16759

Indiana		35-1546989
(State or other jurisdiction		(I.R.S. Employer
incorporation or organization)		Identification No.)

One First Financial Plaza, Terre Haute, IN		47807
(Address of principal executive office)		(Zip Code)

(812)	238-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.125 per share	THFF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2021, First Financial Corporation, an Indiana corporation ("FFC"), HB Subsidiary, Inc., a Kentucky corporation and wholly owned subsidiary of FFC ("Merger Sub"), and Hancock Bancorp, Inc., a Kentucky corporation ("HBI"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into HBI, with HBI as the surviving entity (the "Merger") under the name HB Subsidiary, Inc. Immediately following the Merger, or simultaneously therewith, Hancock Bank and Trust Company, a Kentucky chartered commercial bank and wholly owned subsidiary of HBI ("Hancock Bank & Trust") will merge with and into First Financial Bank, N.A., a national banking association and wholly owned subsidiary of FFC ("First Financial Bank"), with First Financial Bank as the surviving entity (the "Bank Merger"). As soon as practicable following the Bank Merger, HB Subsidiary, Inc. (f/k /a HBI) will merge with and into FFC, with FFC as the surviving corporation (the "Holdco Merger", and together with the Merger and the Bank Merger, the "Transactions").

Merger Consideration
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the "Effective Time") other than dissenting shares, each share of HBI Common Stock issued and outstanding immediately prior to the Effective Time, except for certain shares held by HBI, will be converted into the right to receive $18.38 per share in cash. The aggregate value of the transaction is $31.35 million.

Other Terms and Conditions

The Merger Agreement contains customary representations, warranties and covenants of HBI and FFC, including, among others, covenants relating to the conduct of HBI’s business during the period between the execution of the Merger Agreement and the consummation of the Merger. The Merger Agreement provides each of HBI and FFC with certain termination rights. If the Merger is not consummated under specified circumstances, including if HBI or FFC terminates the Merger Agreement under certain circumstances and HBI enters into an alternative transaction within 12 months of the termination, HBI has agreed to pay FFC a termination fee in the amount of $1.26 million.

The Merger Agreement was unanimously approved by the Boards of Directors of FFC and HBI. The parties anticipate that the Transactions will close by the fourth quarter of 2021, subject to approval of HBI's shareholders, regulatory approvals, and other customary closing conditions.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference in its entirety.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. You are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, (i) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (ii) the risk that integration of HBI’s operations with those of FFC will be materially delayed or will be more costly or difficult than expected; (iii) the inability to close the proposed merger in a timely manner; the inability to complete the proposed merger due to the failure of HBI’s shareholders to adopt the merger agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the proposed merger, including receipt of required regulatory and other approvals; (iv) the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; (v) the effect of the announcement of the proposed merger on FFC’s, HBI’s, or the combined company's respective customer relationships, operating results, or market price; the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected or unknown factors, events, or liabilities; or (vi) potential litigation or regulatory action related to the proposed merger; and general competitive, economic, political and market conditions, and fluctuations. All forward-looking statements included in this report are made as of the date hereof and are based on information available at the time of the report. Except as required by law, neither FFC nor HBI assumes any obligation to update any forward-looking statement.

Item 8.01 Other Events

On August 10, 2021, FFC and HBI issued a press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

Exhibit 2.1	Agreement and Plan of Merger by and among First Financial Corporation, HB Subsidiary, Inc., and Hancock Bancorp, Inc. dated as of August 10, 2021

Exhibit 99.1	Press Release, August 10, 2021 issued by First Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Corporation

Dated August 10, 2021
/s/Rodger A. McHargue
Rodger A. McHargue
Secretary/Treasurer and Chief Financial Officer